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                                                                   Exhibit 23.02

                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2000, relating to the financial statements and financial statements schedule of CCC Information Services Group Inc., which appears in CCC Information Services Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

Chicago, Illinois
December 5, 2000